UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2008

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Burlington Northern Santa Fe Corporation (“BNSF”) entered into an underwriting agreement (the “Underwriting Agreement”) dated as of November 25, 2008, with Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which BNSF agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $500 million in aggregate principal amount of 7.00% Notes due February 1, 2014, as described in the prospectus supplement dated November 25, 2008 filed pursuant to BNSF’s shelf registration statement on Form S-3, Registration No. 333-155301 (the “Registration Statement”).

The notes will be issued under the Indenture dated as of December 1, 1995, as supplemented by the Third Supplemental Indenture, to be dated as of December 3, 2008, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as trustee, and an officers’ certificate providing for the issuance of the notes. BNSF expects the notes to be delivered against payment on December 3, 2008.

A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: December 2, 2008	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and Corporate General Counsel

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 25, 2008, among Burlington Northern Santa Fe Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.